UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

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PEREGRINE PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following is a press release issued by Peregrine Pharmaceuticals, Inc. on July 13, 2017.

Peregrine Pharmaceuticals Issues Statement Regarding Ronin Trading and SW Investment Management's Letter to Stockholders

TUSTIN, Calif., July 13, 2017 (GLOBE NEWSWIRE) -- Peregrine Pharmaceuticals, Inc. (NASDAQ:PPHM) today confirmed that Ronin Trading, LLC and SW Investment Management LLC (together, "Ronin/SWIM") submitted three candidates for election to the Peregrine Board of Directors at the Company's Annual Meeting of Stockholders. The Company issued the following statement on Ronin/SWIM's nomination of directors and its letter to the Peregrine stockholders:

"Peregrine welcomes the input of our stockholders and is committed to maintaining a highly qualified Board to lead the company forward. We respect the right of stockholders to nominate directors and our Board follows a defined process to evaluate any potential nominees. Our Nominating Committee will carefully evaluate Ronin/SWIM's nominees consistent with that process. Following the Committee's review, it will make a recommendation to the Board that is in the best interests of Peregrine and all of our stockholders.  Stockholders need take no action at this time.

"We are actively engaged in an ongoing dialogue with our stockholders and welcome their constructive input on how we can further strengthen the company. We have engaged in various discussions with representatives of Ronin Trading and SW Investment Management and welcome a constructive dialogue toward enhancing value.

"Peregrine's Board, which has a deep understanding of the Company's R&D and CDMO business lines, has been actively involved in setting and overseeing a strategy that has delivered meaningful growth over the past five years in our CDMO business and promising progress in our R&D efforts while substantially reducing R&D spend.

"Our Board is committed to maximizing value for all stockholders. Peregrine will continue to evaluate stockholder input, assess opportunities and make decisions to achieve this objective."

About Peregrine Pharmaceuticals

Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company committed to improving the lives of patients by delivering high quality pharmaceutical products through its contract development and manufacturing organization (CDMO) services and through advancing and licensing its investigational immunotherapy and related products.  Peregrine's in-house CDMO services, including cGMP manufacturing and development capabilities, are provided through its wholly-owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and biomanufacturing services for both Peregrine and third-party customers.  The company is also working to evaluate its lead immunotherapy candidate, bavituximab, in combination with immune stimulating therapies for the treatment of various cancers, and developing its proprietary exosome technology for the detection and monitoring of cancer.  For more information, please visit www.peregrineinc.com.

Media Contacts

John Christiansen / Matt Reid Sard Verbinnen & Co

(415) 618-8750 / (310) 201-2040

Investor Contacts

Stephanie Diaz Vida Strategic Partners

(415) 675-7401

*****

The following is the text of an e-mail sent by Steven W. King, President and Chief Executive Officer of Peregrine Pharmaceuticals, Inc., to employees of Peregrine Pharmaceuticals, Inc. on July 13, 2017.

Team,

As you may have seen, today two of our stockholders, Ronin Trading, LLC and SW Investment Management LLC, together released a letter to stockholders about our company and submitted nominations for three candidates for election to the Board of Directors at the Company’s Annual Meeting of Stockholders. As many of you may know, this type of activist engagement by shareholders has become commonplace for public companies – especially in the medical and biotech space.

We respect the right of stockholders to nominate directors and our Board follows a defined process to evaluate any potential nominees. Our Nominating Committee will carefully evaluate Ronin/SWIM’s nominees consistent with that process. Following the Committee’s review, it will make a recommendation to the Board that is in the best interests of Peregrine and all of our stockholders.

Our Board of Directors and management team have always welcomed constructive input from our stockholders on how we can further strengthen Peregrine. We have engaged in various discussions with representatives of Ronin and SW Investment Management and welcome a constructive dialogue toward enhancing value. Our number one goal is, as it has always been, to act in the best interests of our employees, customers and partners and to create value for all stockholders.

Thanks to your continued focus and hard work, we have achieved meaningful growth over the past five years in our CDMO business and are making great strides in identifying a clear pathway forward for our bavituximab program.

I understand news like this can raise questions, but it should not distract us. It is important that we all stay focused on continuing our strong momentum.

While we don’t expect continued media interest, there may be some. As always, please direct any media inquiries to myself and stockholder inquiries to Stephanie Diaz of Vida Strategic Partners at (415) 675-7401.

Thank you for your continued commitment to Peregrine.

Sincerely,

Steve

Important Additional Information

Peregrine Pharmaceuticals, Inc. (Peregrine) intends to file a proxy statement with the SEC in connection with the solicitation of proxies for Peregrine’s 2017 Annual Meeting (Proxy Statement) with an associated WHITE proxy card. Peregrine, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2017 Annual Meeting. Information regarding the names of Peregrine’s directors and executive officers and their respective interests in Peregrine by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Peregrine, for the fiscal year ended April 30, 2016, filed with the SEC on July 14, 2016, and Peregrine’s proxy statement for the 2016 Annual Meeting, filed with the SEC on August 26, 2016. To the extent holdings of such participants in Peregrine’s securities are not reported, or have changed since the amounts described, in the 2016 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of Peregrine’s Board of Directors for election at the 2017 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by Peregrine free of charge from the SEC’s website, www.sec.gov. Peregrine’s stockholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to Peregrine, Corporate Secretary’s Office, 14282 Franklin Avenue, Tustin, CA 92780, by calling Peregrine’s proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885, or from Peregrine’s website at www.peregrineinc.com.